EXHIBIT 10.2

GRANT OF PERFORMANCE-BASED RSU AWARD PURSUANT TO THE
IZEA WORLDWIDE, INC. 2023 INDUCEMENT PLAN
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Participant:
Grant Date:
Number of PBRSUs:
Measurement Dates: (each, a “Measurement Date”)
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THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between IZEA Worldwide, Inc., a Nevada corporation (the “Company”), and the Participant specified above, pursuant to the IZEA Worldwide, Inc. 2023 Inducement Plan, as in effect and as amended from time to time (the “Plan”), as administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the performance-based Restricted Stock Units (“PBRSUs”) provided herein to the Participant; and

WHEREAS, capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto hereby mutually covenant and agree as follows:

1. Grant of Performance-Based Restricted Stock Units. In consideration of services rendered and to be rendered to the Company by the Participant, the Company hereby grants to the Participant, upon the terms and subject to the conditions set forth in this Agreement and in the Plan, as of the Grant Date specified above, an award consisting of the number of PBRSUs specified above (the “Granted PBRSUs”), with the actual number of shares of Common Stock to be issued in respect thereof pursuant to Section 3 (the “PBRSU Shares”) contingent upon satisfaction of the vesting conditions described in Section 2, but not to exceed the number of shares equal to the number of Granted PBRSUs that become “vested” pursuant to Section 2 below (the “Maximum Shares”). The Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the equity of the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the Granted PBRSUs, except as otherwise specifically provided for in the Plan or this Agreement. The Committee may, in its sole discretion, make adjustments or take other equitable actions to remediate any dilutive effect resulting from any strategic transaction, including in connection with any Change of Control.

2. Vesting.

(a) Vesting. The Granted PBRSUs shall be subject to both a time-based vesting condition (the “Time-Based Condition”) and a performance-based vesting condition (the “Performance-Based Condition”), as described herein. None of the Granted PBRSUs (or any portion thereof) shall be “vested” for purposes of this Agreement unless and until both the Time-Based Condition and the Performance-

Based Condition for such Granted PBRSUs are satisfied. The number of Granted PBRSUs that become “vested” for purposes of this Agreement (which, for the sake of clarity and avoidance of doubt, may be less than the number of PBRSUs specified above as having been granted on the Grant Date) shall equal the number of the Granted PBRSUs that have satisfied the Performance-Based Condition for each Measurement Period as indicated below, so long as the Participant shall have also satisfied the Time-Based Condition as of the applicable Measurement Date.

(i) The Time-Based Condition shall be satisfied as to equal 1/3rd installments of the Granted PBRSUs on each of (A) _____ (the first full fiscal year Measurement Date), (B) _____ (the second full fiscal year Measurement Date), and (C) _____ (the third full fiscal year Measurement Date) (each, a “Time-Vesting Date”), in each case subject to the Participant not having ceased to perform services to the Company prior to such Time-Vesting Date. In the event of a Change of Control, and provided the Participant has not ceased to perform services to the Company through such Change of Control, the Time-Based Condition shall be deemed satisfied with respect to all of the Granted PBRSUs.

(ii) [Intentionally left blank]

(iii) The maximum number of Granted PBRSUs that satisfy the Performance-Based Condition and thus become “vested” cannot exceed 100% of the Granted PBRSUs.

(b) Forfeiture. In the event that the Participant ceases to perform services to the Company for any reason or no reason before the Granted PBRSUs vest in full, all of the then unvested Granted PBRSUs and, in the case of a termination of service by the Company for Cause (as defined in any applicable employment arrangement), any then vested Granted PBRSUs for which shares of Common Stock have not yet been delivered, in each case, shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to any Granted PBRSUs that are so forfeited. If the Participant provides services to a subsidiary of the Company, any references in this Agreement to provision of services to the Company shall instead be deemed to refer to service with such subsidiary.

3. Delivery of Shares. Following the satisfaction of both the Time-Based Condition and the Performance-Based Condition with respect to any Granted PBRSUs, the Participant shall, subject to Section 10(a), receive the number of shares of Common Stock that correspond to the number of such vested Granted PBRSUs, which shall be delivered no later than March 30 following the end of the calendar year in which or with respect to which both such vesting conditions were satisfied.

4. Restrictions on Transfer of Granted PBRSUs. No portion of the Granted PBRSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the Granted PBRSUs as provided herein, except that the Participant may sell, transfer or assign such unvested Granted PBRSUs: (a) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Committee (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Granted PBRSUs shall remain subject to this Agreement (including without limitation the vesting and forfeiture provisions set forth in Section 2 and the restrictions on transfer set forth in this Section 4) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement; or (b) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation) (collectively, the “Transfer Restrictions”). The Company shall not be required (i) to transfer on its books any of the Granted PBRSUs that have been transferred in violation of any of the provisions of this Agreement or (ii)

to treat as owner of the Granted PBRSUs or to pay dividends to any transferee to whom such Granted PBRSUs have been transferred in violation of any of the provisions of this Agreement.

5. Restrictive Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing shares of Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates, if any, representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 5.

6. Rights as Stockholder. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any Granted PBRSU unless and until the Participant has become the holder of record of PBRSU Shares. Cash dividends on the number of shares of Common Stock issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each Granted PBRSU, provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash only if and when the PBRSU Shares underlying the Granted PBRSUs are delivered to the Participant in accordance with the provisions hereof. Stock dividends on shares of Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each Granted PBRSU granted to the Participant, provided that such stock dividends shall be paid in shares of Common Stock only if and when the PBRSU Shares underlying the Granted PBRSUs are delivered to the Participant in accordance with the provisions hereof. If the Granted PBRSUs are forfeited in accordance with this Agreement, then the foregoing book entry account shall automatically and at the same time also be forfeited without any payment or consideration to the Participant in respect thereof.

7. Provisions of the Plan. This Agreement is subject to the provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Granted PBRSUs awarded hereunder), a copy of which is furnished to the Participant with this Agreement. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

8. Tax Matters.

(a) Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local, foreign or other taxes of any kind required by law to be withheld with respect to the vesting of the Granted PBRSUs. As of the date on which the Granted PBRSUs vest, the Company shall deliver written notice to the Participant of the amount of withholding taxes due with respect to the vesting of the Granted PBRSUs that vest on such date. The Participant shall satisfy such tax withholding obligations by transferring to the Company, on each date on which Granted PBRSUs vest under this Agreement, such number of shares that are issuable on such date as have a fair market value (calculated using the last reported sale price of the Common Stock of the Company on The Nasdaq Capital Market (or, if the Company’s Common Stock is not then traded on The Nasdaq Capital Market, then on any other United States stock exchange upon which the Company’s Common Stock is then listed, or otherwise as reported through the facilities of the OTC Markets Group, Inc.) on the trading date immediately prior to such vesting date) equal to the amount of the Company’s tax withholding obligation in connection with the vesting of such Granted PBRSUs (such withholding method, a “Surrender”), unless, prior to any vesting date, the Committee determines that a Surrender shall not be available to the Participant, in which case, the Participant shall be required to satisfy the Participant’s tax obligations hereunder in a manner permitted by the Plan upon the vesting date.

(b) Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Granted PBRSUs are intended to be exempt from, or otherwise comply with, the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent as is reasonable under the circumstances. The Company makes no guarantees with respect to the tax treatment of any PBRSUs.

9. Miscellaneous.

        (a) Compliance with Laws. The grant of Granted PBRSUs and any issuance of PBRSU Shares hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act, and in each case any respective rules and regulations promulgated thereunder) and any other law, rule, regulation, or exchange requirement applicable thereto. The Company shall not be obligated to issue any PBRSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the Granted PBRSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

(b) Authority of Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Committee shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Committee with respect to this Agreement shall be made in the Committee’s discretion and shall be final and binding on the Participant.

(c) No Right to Continued Service. The Participant acknowledges and agrees that this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company.

(d) Acquired Rights. The Participant acknowledges and agrees that: (i) the Company may terminate or amend the Plan at any time; (ii) the award of the Granted PBRSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (iii) no past grants or awards (including, without limitation, the Granted PBRSUs) give the Participant any right to any grants or awards in the future whatsoever; and (iv) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy, or resignation.

(e) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada, excluding conflict of law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

(f) Exclusive Jurisdiction/Venue. All disputes that arise from or relate to this Agreement shall be decided exclusively by binding arbitration in Orlando, Florida under the Commercial Arbitration Rules of the American Arbitration Association. The parties agree that the arbitrator’s award shall be final, and may be filed with and enforced as a final judgment by any court of competent jurisdiction.

(g) Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Chief Financial Officer or the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

(h) Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

(i) Counterparts. This Agreement may be executed in one or more counterparts (including in pdf format or by other electronic means), each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

(j) Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(k) Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company.

(l) Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

(m) Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments, and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

10. Definitions. For purposes of this Agreement, the following terms have the following meanings:

(a) “Affiliate” means, with respect to any Person as of any time of determination, any entity controlling or controlled by or under common control with such Person as of such time the Company or another Affiliate, at the time of execution of the Agreement and any time thereafter, where “control” is defined as the ownership of at least fifty percent of the equity or beneficial interest of such entity, and any other entity with respect to which such Person as of such time has significant management or operational responsibility (even though such Person may own less than fifty percent of the equity of such entity).

(b) “Change of Control” means (A) the consummation of any consolidation or merger of the Company with any third party purchaser where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than fifty percent of the voting shares of the company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); (B) any sale, lease, exchange, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company to a third party purchaser; (C) any sale of a majority of the voting shares of the Company to a third party purchaser; (D) the consummation of a Take Private Change of Control; or (E) any liquidation or dissolution of the Company. Notwithstanding the foregoing, other than with respect to a Take Private Change of Control, a “Change of Control” shall not be deemed to have occurred if the event constituting such “Change of Control” is not (x) a change in the ownership of the corporation, (y) a change in effective control of the corporation, or (z) a change in the ownership of a substantial portion of the assets of the corporation, as those terms are used and defined in Section 409A(a)(2)(A)(v) of the Code, and the regulations thereunder, and where the word “corporation” used above and in such provisions is taken to refer to the Company.

(c) “Common Share Equivalent” means, as of any time of determination, (A) in the case of any shares of preferred stock issued by the Company that are convertible into shares of Common Stock, the number of shares of Common Stock into which such preferred shares are convertible as of such time; and (B) in the case of any options, warrants, or other securities issued by the Company that are exercisable or exchangeable for shares of Common Stock, the number of shares of Common Stock into or for which such options, warrants, or other securities are exercisable or exchangeable as of such time of determination, but only if such options, warrants, or other securities are “in-the-money” as of such time of determination.

(d) “Performance Goals” means the performance conditions by which the Performance-Based Condition is satisfied.

(e) “Performance Period” means the period beginning on January 1 of the year in which the Grant Date falls and ending on the Measurement Date of such year.

(f) “Person” means any individual, entity, or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding (A) the Company and any of its subsidiaries, (B) any employee stock ownership or other employee benefit plan maintained by the Company, and (C) an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering thereof.

(g) “Take Private Change of Control” means the consummation of any transaction or series of transactions following which no shares of the Company (or of its ultimate parent corporation) are listed on The Nasdaq Capital Market, on any other United States stock exchange, or are otherwise listed on a public trading market (including the OTC Markets Group, Inc.).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

IZEA WORLDWIDE, INC.

By:
Name:
Title:

I hereby acknowledge that I have read this Agreement, have received and read the Plan, and understand and agree to comply with the terms and conditions of this Agreement and the Plan.
PARTICIPANT ACCEPTANCE

[To be accepted electronically]

__________________________________________
Name:

[Signature Page to Grant of Performance-Based RSU Award]